Exhibit 32.1
CERTIFICATION OF CHIEF EXECUTIVE OFFICER IN ACCORDANCE WITH SECTION 906 OF THE SARBANES-OXLEY ACT
In conjunction with the annual report of Sharps Compliance Corp. (the “Company”) on Form 10-K for the fiscal year ended June 30, 2019, as filed with the Securities and Exchange Commission on the date hereof, I, David P. Tusa, Chief Executive Officer and President of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge that:

(1)	The Report fully complies with the requirements of Section 13 (a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 28, 2019	By: /s/ DAVID P. TUSA
David P. Tusa
Chief Executive Officer and President
(Principal Executive Officer)
The foregoing certification is being furnished solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Report or as a separate disclosure document.  A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.